UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 29, 2004

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 28, 2004, Mr. David Gryska was elected to serve as a director of CoTherix, Inc (the "Company"). As of the same date, Mr. Gryska was appointed as a member of the Company's Audit Committee, and he will initially serve as the chairman of the Audit Committee. A copy of the related press release is furnished as Exhibit 99.1 to this Current Report.

From November 2000 to October 2004, Mr. Gryska served as Senior Vice President and Chief Financial Officer of Scios Inc., a biopharmaceutical company, and from December 1998 to November 2000, he was Vice President of Finance and Chief Financial Officer of Scios Inc. From 1993 to December 1998, Mr. Gryska was Vice President, Finance and Chief Financial Officer of Cardiac Pathways Corporation, a medical device company. Mr. Gryska was with Ernst & Young LLP from 1982 to 1993 and served as a partner from 1989 to 1993. Mr. Gryska holds a B.A. in accounting and a B.A. in finance from Loyola University of Chicago and an M.B.A. from Golden Gate University.

Pursuant to the Company's automatic option grant program for non-employee directors under the Company's 2004 Equity Incentive Plan, Mr. Gryska was granted an option to purchase 18,180 shares of the Company's Common Stock. The exercise price per share is equal to the fair market value per share on the date the option was granted. Mr. Gryska will vest in 1/12 of the option shares upon his completion of each three-month period of continuous service with the Company. Vesting accelerates under certain circumstances.

Also pursuant to the Company's automatic option grant program, starting in 2005, Mr. Gryska will receive an option to purchase 6,060 shares of the Company's Common Stock at each regular annual meeting of the Company's stockholders for a three-year period, provided that he continues to be a Board member. Starting in his fifth year of Board service, this annual option grant will cover 9,090 shares of the Company's Common Stock. The exercise price per share of each option will be equal to the fair market value per share on the date such option is granted. For each of these annual option grants, he will vest in 1/4 of the option shares upon his completion of each three-month period of continuous service with the Company. Vesting accelerates under certain circumstances.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

    Press Release of CoTherix, Inc. dated December 29, 2004 regarding the election of Mr. David Gryska as a member of the Company's Board of Directors, furnished in accordance with Item 5.02 of this Current Report.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004

CoTherix, Inc.
By:	/s/ Christine Gray-Smith
Christine Gray-Smith Executive Vice President and Chief Financial Officer

INDEX TO EHXIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED DECEMBER 29, 2004

Exhibit Description

99.1 Press Release of CoTherix, Inc. dated December 29, 2004 regarding the election of Mr. David Gryska as a member of the Company's Board of Directors, furnished in accordance with Item 5.02 of this Current Report on Form 8-K.